UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):               March 21, 2007

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2007, the Compensation Committee of the Board of Directors of MEDecision, Inc. (the “Company”) approved a commission plan for Henry A. DePhillips, III, M.D., the Company’s Executive Vice President and Chief Medical Officer. The payments pursuant to the commission plan are not capped and vary depending on the amount of 2007 revenue recognized from certain pre-defined sources. If Dr. DePhillips achieves the aggregate targets set by the Company, he would receive a commission equal to approximately $430,000. The commission payments will be paid during the calendar quarter after which the targets are achieved, after the review of the Company’s financial statements for such quarter by its independent accountants or the independent accountants’ completion of the audit of the Company’s financial statements for the 2007 fiscal year, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: March 26, 2007	By:	/s/ Carl E. Smith
		Name:	Carl E. Smith
		Title:	Executive Vice President and Chief Financial Officer